Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:	Brian Carney	Investor Relations:
	Executive Vice President, CFO	Don Tomoff
	Jo-Ann Stores, Inc.	Vice President, Finance
	330/656-2600	Jo-Ann Stores, Inc.
	http://www.joann.com	330/463-6815

JO-ANN STORES ANNOUNCES

2.0% SAME-STORE SALES INCREASE IN MAY

HUDSON, OH — June 3, 2004 — Jo-Ann Stores, Inc. (NYSE: JAS), the leading national fabric and craft retailer, reported today that May net sales increased 2.3% to $110.9 million from $108.5 million in the same period last year. May same-store sales increased 2.0% versus a 2.3% same-store sales increase in May last year. The increase in sales was achieved with an improvement in the gross margin rate versus last year.

Year-to-date sales increased 6.7% to $515.8 million from $483.3 million in the prior year. Same-store sales increased 5.6% year-to-date versus a 2.5% same-store sales increase for the same period last year.

Jo-Ann Stores, Inc. (http://www.joann.com), the leading national fabric and craft retailer with locations in 47 states, operates 777 Jo-Ann Fabrics and Crafts traditional stores and 95 Jo-Ann superstores.